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                                                                Exhibit 10I

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this 18th day of July, 2000 (the "Effective Date"), by and between Danaher Corporation, a Delaware corporation (the "Company"), and Henry Lawrence Culp, Jr. (the "Executive").

          WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

          1.  Employment. On the terms and conditions set forth in this
              ----------
Agreement, the Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, for the term set forth in Section 2 hereof and in the position and with the duties set forth in Section 3 hereof.

          2. Term. The employment of the Executive by the Company as provided in
             ----
Section 1 hereof shall commence on the date of execution of this Agreement (the "Effective Date") and, unless sooner terminated as hereinafter set forth, shall end three (3) years thereafter; provided that, unless sooner terminated as
                                --------
hereinafter set forth, the term of this Agreement shall be extended automatically for additional one (1) year periods on the second anniversary date of this Agreement and each subsequent anniversary date (the "Applicable Anniversary Notice Date"), unless and until either party provides written notice to the other party not less than ninety (90) days prior to the Applicable Anniversary Notice Date that the party is terminating this Agreement, which termination shall be effective as of the end of the initial term or extended term, as the case may be.

          3. Position and Duties. The Executive shall serve as the Chief
             -------------------
Operating Officer of the Company, or in another position of equal or greater title, authority and responsibility, as assigned by the Chief Executive Officer of the Company or the board of directors of the Company (the "Board"), with duties and responsibilities as the Chief Executive Officer of the Company or the Board may from time to time determine and assign to the Executive. The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company and any of its subsidiaries and in one or more executive offices of any of the Company's subsidiaries, provided that the Executive is indemnified for serving in any and all director capacities on a basis no less favorable than is
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currently provided by the Company to any other director of the Company or any of its subsidiaries. The Executive shall devote the Executive's best efforts and full business time to the performance of the Executive's duties and the advancement of the business and affairs of the Company.

          4. Place of Performance. In connection with the Executive's employment
             --------------------
by the Company, the Executive shall be based at the principal executive offices of the Company which the Company retains the right to change in its discretion or at such other place as the Company and the Executive mutually agree and subject to Section 9(c)(iv) hereof.

          5. Compensation.
             ------------
             (a) Base Salary. The Company shall pay to the Executive an annual
                 -----------
base salary (the "Base Salary") at the rate of $600,000 per year. The Base Salary shall be reviewed for increases no less frequently than annually on the same basis as such salary reviews are made with respect to other executive officers of the Company. If the Executive's Base Salary is increased, the increased amount shall be the Base Salary for the remainder of the term of the Executive's employment hereunder. The Base Salary shall be payable biweekly or in such other installments as shall be consistent with the Company's payroll procedures.

             (b) Annual Bonus. During the first and each succeeding calendar
                 ------------
year of the term, the Executive shall have a target bonus opportunity of 100% of the Executive's Base Salary, and a maximum bonus opportunity for extraordinary performance, expressed as a percentage of the target bonus opportunity, not less favorable than that provided for the Executive on the Effective Date, or for the President and Chief Executive Officer, following any appointment to that office, (the "Annual Bonus"). The amount of the Annual Bonus shall be determined by the Compensation Committee of the Board in its sole discretion, based upon the Company's achievement of pre-established, objective budgetary and other performance goals. For any year in which the Company has a shareholder approved bonus plan meeting the requirements of Section 162(m) of the Internal Revenue Code, such bonus shall be determined by such committee in a manner that will permit the Annual Bonus payable to the Executive to be fully deductible by the Company. The amount of each Annual Bonus shall be determined and paid not later than 15 days after the Company's earnings for the preceding fiscal year have been publicly announced. The Executive shall be entitled to a pro-rata portion of the target Annual Bonus for any calendar year (or fiscal year, if other than a calendar year) in which his termination of employment occurs except in the case of a termination for Cause pursuant to Section 9(b)(ii) or a termination by the Executive without Good Reason.

             (c) Other Benefits. The Company shall maintain in full force and
                 --------------
effect, and the Executive shall be entitled to participate in, all of the employee

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benefit and fringe benefit plans and arrangements in effect on the date hereof in which executives of the Company participate or plans or arrangements providing the Executive with at least equivalent benefits thereunder (including, without limitation, the Executive Deferred Incentive Program, and each group life insurance and accident plan, medical and dental insurance plans, and disability plan); provided, however, that, changes in such plans or arrangements may be made, including termination of such plans or arrangements if it occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other executive of the Company. Notwithstanding any other provision of this sub-paragraph, during the term of the Executive's employment hereunder, the Company shall provide the Executive with term life insurance (which may include any group life insurance arrangement provided by the Company to its other employees), covering the Executive's life in a face amount each year equal to six times the Executive's base salary for such year through age fifty five, at which time the face amount of such insurance coverage may be decreased by the Company to four times the Executive's base salary (the "Age 55 Face Amount") and thereafter the face amount may be decreased by the Company by ten percent of the Age 55 Face Amount upon each birthday of the Executive thereafter. The Executive agrees to cooperate with the Company in obtaining such insurance, including submitting to a physical examination if required to do so by the insurance carrier. The beneficiary of this insurance will be designated by the Executive and if not so designated, the beneficiary will be his estate. Nothing paid to the Executive under any fringe plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 5(a). Any payments or benefits payable to the Executive hereunder in respect of any calendar year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement be pro-rated in accordance with the number of days in such calendar year during which he is so employed.

             (d) Vacation; Holidays. The Executive shall be entitled to all
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public holidays observed by the Company and vacation days in accordance with the applicable vacation policies in effect for senior executives of the Company, which shall be taken at a reasonable time or times.

             (e) Relocation Assistance Loan. In addition to the Company's
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standard relocation package, a copy of which is attached as Exhibit 1, the
Company shall lend to the Executive, on an interest-free basis, the sum of $500,000 (the "Loan") to assist him in meeting his relocation expenses, with the loan proceeds to be payable to the Executive within fourteen (14) days after the execution by the Executive of a Promissory Note substantially in the form attached as Exhibit 2. The Company shall also make lump-sum payments sufficient, after giving effect to all federal, state and other applicable taxes, to make the Executive whole for any taxes that might be incurred as a result of the making of, any imputation of interest

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on, or forgiveness of, the Loan. The Executive agrees that in the event that his employment with the Company is terminated for Cause or without Good Reason prior to the third anniversary of the Effective Date, he shall repay to the Company a pro rata portion of the Loan based on the following formula:

          Amount of Loan Repayment = $500,000
                                      x
                                (1095 - Number of Days from the Effective
                                Date until the Date of Termination) / 1095

          Any repayment called for under this Section shall be made to the Company within fourteen (14) days of the Executive's Date of Termination; alternatively, at the Company's sole discretion, the loan repayment obligation may be satisfied, in whole or in part, by the Company offsetting that obligation against amounts owed to the Executive by the Company. If the Executive's employment continues beyond the third anniversary of the Effective Date, or if the Executive's employment is terminated prior to such date for any reason other than Cause or without Good Reason, then the Company shall forgive the Loan in its entirety as of the Date of Termination.

             (f) Withholding Taxes and Other Deductions. To the extent required
                 --------------------------------------
by law, the Company shall withhold from any payments due Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or Company policy.

             (g) Club Memberships. During the term of the Executive's employment
                 ----------------
hereunder, the Company shall reimburse the Executive for the cost of maintaining annual membership during the term in his existing club and the cost of joining and maintaining annual membership during the term in a club of his choosing located within the District of Columbia, or the suburban Maryland or Virginia area adjacent to the District of Columbia.

              (h) Tax and Financial Planning. During the term of the Executive's
                  --------------------------
employment hereunder, the Company shall reimburse the Executive for the reasonable expenses incurred by the Executive in connection with obtaining professional tax and financial planning advice.

             (i) Annual Physical Examination. During the term of the Executive's
                 ---------------------------
employment hereunder, the Company shall reimburse the Executive for the reasonable expenses incurred by the Executive in undergoing an annual physical examination by a licensed physician.

             (j) Compensation During Disability. During any period that the
                 ------------------------------
Executive fails to perform the Executive's duties hereunder as a result of incapacity due to physical or mental illness (the "Disability Period"), the Executive shall be treated as fully employed and shall continue to receive, or receive the benefit of (as

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the case may be) all items described in Section 5 hereof at the rate then in effect for such period until his employment is terminated pursuant to
Section 9(b)(i) hereof; provided, that payments made to the Executive during
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the first 180 days of the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any payment under disability benefit plans of the Company and which amounts were not previously applied to reduce any payment.

          6. Expenses. During the term of the Executive's employment hereunder,
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the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that all such expenses are accounted for in accordance with the policies and procedures established by the Company. The Company shall also provide the Executive during the term of his employment hereunder with an automobile allowance of $2,000 per month.

          7. Confidential Information.
             ------------------------
             (a) The Executive covenants and agrees that the Executive will not ever, without the prior written consent of the Board or a person authorized by the Board or except as may be ordered by a court of competent jurisdiction, publish or disclose to any unaffiliated third party or use for the Executive's personal benefit or advantage any confidential information with respect to the Company's past, present, or planned business, including but not limited to all information and materials related to any Company business, business plan, product, service, procedure, strategy, method (including the Danaher Business System), technique, technology, research, strategy, plan, customer or supplier information, customer or supplier list, financial data, technical data, computer files, and computer software, including any of the foregoing that is in any stage of research, development, or planning, and any other information which the Executive obtained while employed by, or otherwise serving or acting on behalf of, the Company or which the Executive may possess or have under his control, that is not generally known (except for unauthorized disclosures) to the public or within the industry in which the Company does business. This covenant shall not limit the Executive's use of such confidential information in the normal course of his performance of services for the Company.

             (b) The Executive acknowledges that the restrictions contained in
Section 7(a) hereof are reasonable and necessary, in view of the nature of the Company's business, in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company. Therefore, the Executive agrees that in the event of a breach or threatened breach by the Executive of the provisions of Section 7(a) hereof, the Company shall be


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entitled to obtain from any court of competent jurisdiction, preliminary or permanent injunctive relief restraining the Executive from disclosing or using any confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for breach or threatened breach, including, without limitation, recovery of damages from the Executive.

             (c) The Executive shall deliver promptly to the Company on termination of employment, or at any other time the Company may so request, all confidential materials, memoranda, notes, records, reports and other documents and materials (and all copies thereof), in whatever form or medium, that contain any of the foregoing, including but not limited to computer data, files, software, and hardware, relating to the Company's or its affiliates' respective businesses which the Executive obtained while employed by, or otherwise serving or acting on behalf of, the Company or which the Executive may then possess or have under his control.

          8. Non-Competition.
             ---------------
               (a) Non-Competition. The Executive covenants and agrees that the
                   ---------------
Executive will not, during the Executive's employment hereunder and for a period of three (3) years thereafter (to the extent permitted by law), at any time and in the United States or any other jurisdiction in which the Company is engaged or has reasonably firm plans to engage in business, enter into any competitive endeavors and not undertake any commercial activity which is contrary to the best interests of the Company or its subsidiaries or affiliates, including becoming an employee, owner (except for passive investments of not more than three percent (3%) of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent, advisor, consultant or director of any firm or person which directly competes with a line or lines of business of the Company.

             (b) Injunctive Relief. In the event the restrictions against
                 -----------------
engaging in a competitive activity contained in Section 8(a) hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, Section 8(a) hereof shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by the court in the action.

             (c) Non-Solicitation. The Executive covenants and agrees that the
                 ----------------
Executive will not, during the Executive's employment hereunder and for a period of three (3) years thereafter solicit, induce, entice, or encourage or attempt to solicit, induce, entice, or encourage any employee of the Company or any of the Company's

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affiliates to render services for any other person, firm, entity, or corporation or to terminate his or her employment with the Company.

          9. Termination of Employment.
             -------------------------
             (a) Death. The Executive's employment hereunder shall terminate
                 -----
upon the Executive's death.

             (b) By the Company. The Company may terminate the Executive's
                 --------------
employment hereunder under the following circumstances:

                 (i) The Company may terminate the Executive's employment hereunder for "Disability." For purposes of this Agreement, the Company shall have the right to terminate the Executive's employment by reason of "Disability" if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six (6) consecutive months, and within thirty
(30) days after written notice of termination is given shall not have returned to the performance of his duties hereunder on a full-time basis.

                (ii) The Company may terminate the Executive's employment hereunder with or without "Cause." For purposes of this Agreement, "Cause" shall mean (A) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination, as defined in
Section 9(e), by the Executive for Good Reason, as defined in Section 9(c)), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties, which is not cured within 10 days after notice of such failure has been given to the Executive by the Company, (B) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct that violates Section 8(a) hereof), or (C) the Executive's conviction of any felony. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

               (iii) The Company, in the sole discretion of the Board, may terminate the Executive's employment hereunder at any time other than for Disability or Cause, for any reason or for no reason at all.

        (c) By the Executive. The Executive may terminate the Executive's
            ----------------
employment hereunder at any time, with or without "Good Reason." For purposes of this Agreement, "Good Reason" shall mean any one or more of the following circumstances:

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                 (i) A failure by the Company to comply with any material
provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Executive to the Company, including, without limitation, any failure to appoint or continue the Executive to an office or position as required by this Agreement;

                (ii) Any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 9(e) hereof (and for purposes of this Agreement no such purport ed termination shall be effective);

               (iii) The assignment to the Executive of any duties materially inconsistent with his status as the Chief Operating Officer, or as the President and Chief Executive Officer of the Company (as applicable at the time when the events enumerated in this paragraph (iii) occur) or a material adverse alteration in the nature or status of his responsibilities in connection with such positions;

                (iv) Relocation of the Executive to a location which is not within Washington, the District of Columbia, or the suburban Maryland or Virginia area adjacent to the District of Columbia, except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations;

                 (v) The failure by the Company to continue in effect any compensation or benefit plan in which the Executive participated as of the Effective Date and which is material to the Executive's aggregate compensation and benefits hereunder, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the Effective Date;

                (vi) If there is a Change of Control, merger, acquisition or other similar affiliation with another entity (a "Corporate Event") and the Executive does not continue as the Chief Operating Officer, or any other more senior office or directorship he holds immediately prior to such Corporate Event, of the most senior resulting entity of the affiliated group of which Company or the surviving entity is a member after the Corporate Event; or

               (vii) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

             (d) Change of Control. For the purpose of this Agreement, a "Change
                 -----------------
of Control" shall mean any one or more of the following circumstances:

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                 (i)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the greater of (1) 30% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding
Company Voting Securities") and (2) the lowest whole number percentage which is greater than the combined percentage of the Outstanding Company Common Stock or the Outstanding Company Voting Securities owned by Steven and Mitchell Rales and affiliates (within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934, as amended) of Steven and Mitchell Rales (without duplication); provided, however, that for purposes of this subsection any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company shall not constitute a Change of Control; or

                (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following a Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then- outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

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                (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


             (e) Notice of Termination. Any termination of the Executive's
                 ---------------------
employment by the Company or the Executive (other than pursuant to Section 9(a) hereof) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and, if for "Cause" or for "Good Reason", shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.


             (f) Date of Termination. For purposes of this Agreement, the "Date
                 -------------------
of Termination" shall mean (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death; (ii) if the Executive's employment is terminated pursuant to Section 9(b)(i) hereof, thirty
(30) days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during this 30-day period; (iii) if the Executive's employment is terminated pursuant to Section 9(b)(ii) or 9(c) hereof, the date specified in the Notice of Termination; and (iv) if the Executive's employment is terminated for any other reason, the date on which Notice of Termination is given.

          10.  Compensation Upon Termination.
               -----------------------------
             (a) If the Executive's employment is terminated by the Executive's death, the Company shall pay or provide the following amounts to the Executive's estate, or as may be directed by the legal representatives of the estate, not later than 14 days from the Date of Termination in the case of the payments referred to in clauses (i), (ii) and (iii) below and, at the time when such payments are due, in the case of the payments referred to in clause (iv) below (the respective "Payment Due Dates") and the Company shall have no further obligations to the Executive under this Agreement:

                 (i) Base Salary through the Date of Termination;

                (ii) the balance of any annual or long-term cash incentive awards (if any) earned (but not yet paid) pursuant to the terms of the applicable programs;

               (iii) any deferred compensation (together with any accrued interest or earnings thereon) including but not limited to deferred bonuses allocated or credited to the Executive or his account as of the Date of Termination, or date of payment, if later; and

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

                (iv) the pro-rata Annual Bonus determined in accordance with
Section 5(b), and any other or additional benefits in accordance with applicable plans or programs of the company.

          For purposes of this Agreement, the amounts listed in subsections (i) through (iv) above shall be collectively referred to as the "Accrued Obligations."

          (b) (i) If the Company terminates the Executive's employment for Disability as provided in Section 9(b)(i) hereof, the Company shall pay or provide the Executive all of the Accrued Obligations, on the respective Payment Due Dates, and the Company shall have no further obligations to the Executive under this Agreement except as provided in clause (ii) below; provided, that
                                                              --------
payments made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any payment under disability benefit plans of the Company, to the extent not previously applied to reduce any payment.

                (ii) The Company shall maintain in full force and effect, for the continued benefit of the Executive for twelve months following the Date of Termination due to Disability, all employee welfare benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

             (c) If the Company terminates the Executive's employment for Cause as provided in Section 9(b)(ii) hereof, or if the Executive terminates his employment without Good Reason, the Company shall pay or provide, on the respective Payment Due Dates, the Executive all of the Accrued Obligations, other than the pro-rata bonus, and the Company shall have no further obligations to the Executive under this Agreement.


             (d) If the Company terminates the Executive's employment other than for Cause or Disability or if the Executive terminates the Executive's employment for Good Reason as provided in Section 9(c) hereof, or if the Company terminates this Agreement by giving notice of termination pursuant to Section 2, the Company shall pay or provide, on the respective Payment Due Dates or as otherwise provided below, and shall have no further obligations to the
Executive:

                 (i)  The Accrued Obligations;

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                (ii) An amount equal to the sum of (x) the Executive's Base
Salary and (y) the target Annual Bonus for the year of termination, in substantially equal proportionate installments in accordance with the Company's normal payroll practices, commencing with the first payroll period in the month following the month in which the Date of Termination occurs, for a period of two years;

               (iii) The Company shall pay all reasonable legal fees and expenses incurred by the Executive as a result of such termination, including the reasonable fees and expenses of enforcing the terms of this Agreement, if the Executive establishes that he was terminated without Cause or terminated his employment for Good Reason, or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code of 1986 as amended (the "Code") to any payment or benefit provided hereunder;

                (iv) For two years after the Date of Termination, or any longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and the Executive's family at least equal to those which would have been provided to them in accordance with the welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer employees of the Company and its affiliated companies, as if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with
            --------  -------
another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under the other plan during the applicable period of eligibility; and

                 (v) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies.

             (e) Excise Tax Restoration Payment. In the event that it is
                 ------------------------------
determined that any payment or distribution of any type to or for the benefit of the Executive made by the Company, by any of its affiliates, by any person who acquires ownership or effective control or ownership of a substantial portion of the Company's assets (within the meaning of section 280G of the Code) or by any affiliate of this person, whether paid or payable or distributed or distributable pursuant to the terms of an employment agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to the excise tax (the excise tax, together with any interest or penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (an "Excise Tax Restoration Payment") in an amount that shall fund the payment by the Executive of any Excise Tax on the Total Payments as well as all income taxes imposed on the Excise Tax Restoration Payment, any Excise Tax imposed on the Excise Tax Restoration Payment and any interest or penalties imposed with respect to taxes on the Excise Tax Restoration or any Excise Tax.

             (f) Mitigation. The Executive shall not be required to mitigate
                 ----------
amounts payable pursuant to Section 10 hereof by seeking other employment provided, however, that the Company's obligation to continue to provide the
--------  -------
Executive with fringe benefits pursuant to this Agreement above, shall cease if the Executive and his family become eligible to participate in fringe benefits substantially similar to those provided for in this Agreement as a result of the Executive's employment during the period that the Executive and his family is entitled to these fringe benefits.

             (g)  No Additional Payments. Notwithstanding anything to the
                  ----------------------
contrary in this Agreement, the Executive acknowledges and agrees that in the event of the termination of his employment, even if in breach of this Agreement, he will be entitled only to those payments specified herein for the circumstances of his termination, and not to any other payments by way of damages or claims of any nature, whether under this Agreement or under any other agreements between the Executive and the Company.

         11. Notices. All notices, demands, requests or other communications
             -------
required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

          (a)  If to the Company:

               Danaher Corporation
               1250 24th Street, N.W., Suite 800
               Washington, D.C. 20037
               (202) 828-0850
               Telecopy: (202) 828-0860
               Attention:  Secretary

        (b)    If to the Executive:

               Henry Lawrence Culp, Jr.
               c/o Danaher Corporation
               1250 24th Street, N.W., Suite 800
               Washington, D.C. 20037
               (202) 828-0850
               Telecopy: (202) 828-0860

               with a copy (which shall not constitute notice) to:

               Stephen T. Lindo, Esq.
               Willkie Farr & Gallagher
               787  7th Avenue
               New York, NY  10019
               (212) 728-8242
               Telecopy: (212) 728-8111

or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request or other communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes three (3) days after it is deposited in the U.S. mail, postage prepaid, or at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the answer back or the affidavit of messenger being deemed conclusive evidence of delivery) or at such time as delivery is refused by the addressee upon presentation.

          12. Severability. The invalidity or unenforceability of any one or
              ------------
more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

         13. Survival. It is the express intention and agreement of the parties
             --------
hereto that the provisions of Sections 7 and 8 hereof shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

         14. Successors and Assigns.
             ----------------------
             (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

             (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

             (c) The Company will require any successor or any party that acquires control of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any party that acquires control of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          15. Resolution of Disputes. Any disputes arising under on in
              ----------------------
connection with this Agreement shall, at the election of the Executive or the Company, be resolved by binding arbitration, to be held in Washington, D.C. in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and expenses in connection with any arbitration or court proceeding (including fees and disbursements of counsel), subject to Section 10(d)(iii) hereof.

          16. Legal Fees. The Company shall promptly pay the legal fees and
              ----------
expenses incurred by the Executive in connection with negotiation and execution of this Agreement.

          17. Binding Effect. Subject to any provisions hereof restricting
              --------------
assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

          18. Amendment; Waiver. This Agreement shall not be amended, altered or
              -----------------
modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder.

          19. Headings. Section and subsection headings contained in this
              --------
Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.


          20. Governing Law. This Agreement, the rights and obligations of the
              -------------
parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

          21. Entire Agreement. This Agreement constitutes the entire agreement
              ----------------
between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein other than stock option agreements and certificates and the Company's employee benefit plans which are covered by the Employee Retirement Income Security Act of 1974.

          22. Counterparts. This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove written.

                              DANAHER CORPORATION

                              By: /s/ Steven M. Rales
                                  -------------------
                                  Name:  STEVEN M. RALES
                                  Title: Chairman of the Board
                                  Date of Execution:____________

                              THE EXECUTIVE:

                              /s/ H.L. Culp, Jr.
                              -------------------
                              Henry Lawrence Culp, Jr.
                              Date of Execution: October 13, 2000
                                                 ----------------

                                PROMISSORY NOTE

$500,000.00                                    WASHINGTON, D.C.

October 13, 2000

          FOR VALUE RECEIVED, the undersigned Henry Lawrence Culp, Jr. (hereinafter "Culp") hereby promises to pay to the order of Danaher Corporation, 1520 24th Street, Suite 800, N.W., Washington, D.C. 20037 (hereinafter called the "Company") the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), without interest, in the manner set forth herein.

          This Note and the indebtedness evidenced hereby are being provided pursuant to the terms of the employment agreement dated July 18, 2000 (the "Effective Date") between Culp and the Company (the "Employment Agreement").

          Subject to the terms and conditions contained herein, if Culp is employed by the Company for the full period from the Effective Date through the third anniversary of the Effective Date (the "Third Anniversary"), then on the Third Anniversary the indebtedness evidenced by this Note shall be forgiven by the Company in full as of such date and this Note shall be marked cancelled. In the event Culp's employment with the Company is terminated prior to the Third Anniversary, the following shall apply:

          A. If Culp's employment with the Company is terminated for "Cause" (as defined in the Employment Agreement), Culp will repay to the Company, within fourteen (14) days of such termination date, a pro rata portion of the sums advanced to him pursuant to this Note based on the following formula:

          Amount of principal to be repaid = $500,000
                                    multiplied by
                                    (1,095 minus the number of days from the Effective Date through the Date of Termination) divided by 1,095.

          B. In the event that Culp's employment with the Company is terminated either by the Company without Cause (as defined in the Employment Agreement) or by reason of Culp's death or Disability or by Culp for "Good Reason" (each as defined in the Employment Agreement), then on the date of such employment termination the indebtedness evidenced by this Note shall be forgiven by the Company in full as of such date and this Note shall be marked cancelled.

          C. In the event Culp terminates his employment with the Company other than for Good Reason, Culp shall repay, within fourteen (14) days of such termination date, the same principal amount evidenced by this Note as if he had been terminated for "Cause". The repayment obligation referenced in the preceding sentence shall not apply in the event of a termination of the Employment Agreement by reason of Culp's death or Disability.

          The Company shall have the right to set off any amounts which Culp owes the Company hereunder against any monies which the Company or any of its subsidiaries may owe to Culp, of any nature whatsoever, including without limitation, any compensation and any severance owed under the Employment Agreement or any other benefit owed to or held by Culp as an employee of the Company or any of its subsidiaries, and Culp hereby agrees to and authorizes any such setoff.

          If payment of the principal on this Note is not paid in accordance with the terms aforementioned, then this Note shall be deemed to be in default and if suit is brought to collect this Note, the Company shall be entitled to collect, in addition to any principal outstanding, all reasonable costs and expenses to include, but not necessarily be limited to, reasonable attorneys' fees and expenses.

          Presentment, notice of dishonor and protest are hereby waived by Culp. This Note shall be binding upon Culp and his heirs, executors, administrators, and legal representatives.

          No delay or omission on the part of the Company in exercising any rights hereunder shall operate as a waiver of such rights or of any other right to the Company, nor shall any delay, omission or waiver on any one occasion be deemed as a bar to or waiver of the same or any other right on any future occasion. This note may not be changed or terminated orally.

          Culp shall have the right to prepay the principal of this Note, in whole or in part, at any time or times, without penalty.

          All rights and obligations hereunder shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, and this Note is executed as, and shall have effect of, a sealed instrument. If any provision of this transaction is inconsistent with the laws and status of the State of Delaware, the rest of the transaction shall not be affected, and that part that is not in accord with the said laws shall be adjusted to so comply.

          IN WITNESS WHEREOF, the undersigned has executed this Note as an instrument under seal this 13th day of October, 2000.


                              /s/  H.L. Culp, Jr.
                              -------------------
                              Henry Lawrence Culp, Jr.

                                      -2-